UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Peoples Financial Services Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2391852
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

150 North Washington Avenue Scranton, PA	18503
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, $2.00 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, $2.00 par value, of Peoples Financial Services Corp., a Pennsylvania corporation (the “Registrant”) is set forth under the heading “Description of Peoples’ Common Stock” contained in the Registrant’s registration statement on Form S-4 (File No. 333-190587) as initially filed with the Securities and Exchange Commission (the “Commission”) on August 13, 2013, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

Date: April 1, 2014	By:	/s/ Scott A. Seasock
	Name:	Scott A. Seasock
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)